UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of the
                           Securities Exchange Act of 1934


October 1, 2007
Date of report (Date of earliest event reported):


Banc of America Funding 2007-8 Trust
(Exact name of issuing entity as specified in its charter)


Banc of America Funding Corporation
(Exact name of depositor as specified in its charter)


Bank of America, National Association
(Exact name of sponsor as specified in its charter)


 New York                           333-130536-26             Applied For
(State or other jurisdiction of    (Commission File Number    (IRS Employer
incorporation of issuing entity)    of issuing entity)        Identification
                                                              Nos. of issuing
                                                              entity)


214 North Tryon Street,
Charlotte, North Carolina                               28255
(Address of principal executive offices)               (Zip Code)


(704) 386-2400
Depositor's telephone number, including area code


N/A
Former name or former address, if changed since last report:)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


Section 6 - Asset-Backed Securities

Item 6.02 - Change of Servicer or Trustee

     On October 1, 2007, Bank of America, National Association ("BANA"), transferred the servicing with respect to 164 mortgage loans in the Issuing Entity (the "Transferred Mortgage Loans") with an aggregate principal balance as of September 1, 2007 of approximately $59,850,082 to Wells Fargo Bank, N.A. Prior to October 1, 2007, the Transferred Mortgage Loans were serviced by BANA pursuant to a Servicing Agreement, dated as of September 27, 2007, by and between BANA and Banc of America Funding Corporation.

     Wells Fargo Bank, N.A. will service the Transferred Mortgage Loans pursuant to the Servicing Agreement, dated as of July 1, 2006, by and between BANA and Wells Fargo Bank, N.A., as modified by the Assignment, Assumption and Recognition Agreement, dated October 1, 2007, among BANA, Banc of America Funding Corporation, U.S. Bank National Association and Wells Fargo Bank, N.A., copies of which will be filed as an exhibit to Form 8-K on or before October 12, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K.

     All disclosure required by Item 1108(a)(3) of Regulation AB (17 C.F.R. Sections 229.1100 - 229.1123) with respect to Wells Fargo Bank, N.A., as servicer, is provided below:

Wells Fargo Bank's Servicing Experience and Procedures

Servicing Experience

     Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

     Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loans, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

     Wells Fargo Bank currently services Alt-A Prime mortgage loans in the same manner as it services mortgage loans originated pursuant to its "prime" underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):


               As of                            As of                                As of
       December 31, 2004 (1)             December 31, 2005 (1)                December 31, 2006 (2)

                     Aggregate Unpaid                      Aggregate Unpaid                      Aggregate Unpaid
                     Principal Balance                     Principal Balance                     Principal Balance
   No. of Loans         of Loans         No. of Loans         of Loans          No. of Loans            of Loans
      498,174       $166,028,382,042        634,103       $229,014,862,911           646,723      $258,646,782,192

(1) Includes mortgage loans originated pursuant to Wells Fargo Bank's underwriting guidelines for Alt-A Minus mortgage loans.

(2) Excludes mortgage loans originated pursuant to Wells Fargo Bank's underwriting guidelines for Alt-A Minus mortgage loans.


     Wells Fargo Bank currently services Alt-A Minus mortgage loans in the same manner as it services first lien mortgage loans originated pursuant to its "subprime" underwriting guidelines (such mortgage loans, "Subprime First Lien Loans") and second lien mortgage loans originated pursuant to its "subprime" underwriting guidelines (such mortgage loans, "Subprime Second Lien Loans"). The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):


                                             As of                               As of                                  As of
                                       December 31, 2004                   December 31, 2005                      December 31, 2006

                                                Aggregate                             Aggregate                           Aggregate
                                                Original                             Original                              Original
                                               Principal                             Principal                            Principal
                                No. of          Balance of                           Balance of                          Balance of
Asset Type                      Loans            Loans          No. of Loans           Loans           No. of Loans           Loans

Subprime First Lien Loans     134,893      $19,592,490,281       173,411       $26,214,367,714        190,395       $29,252,542,517

Subprime Second Lien Loans      *                *                9,116          353,218,934           18,483           711,917,795

Alt-A Minus mortgage loans**    -                -                  -               -                  62,351        11,088,435,185

     * Wells  Fargo  Bank did not have a material  servicing  portfolio  of  Subprime  Second  Lien Loans as of the dates indicated.

   ** Prior to 2006,  Wells  Fargo  Bank  included  Alt-A  Minus  mortgage  loans  in its  servicing  portfolio  of non-subprime mortgage loans as described in the preceding table.



Servicing Procedures

     Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

     Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

     When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.
The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i)a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

     Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i) For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii) Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of America Funding 2007-8 Trust
(Issuing Entity)

By: Wells Fargo Bank, N.A.
    (Master Servicer)

By: /s/ Elisabeth A. Brewster
    Elisabeth A. Brewster, Vice President


Date:  October 4, 2007